CERTIFICATE OF AMENDMENT
                                       TO
                 THE CERTIFICATE OF FORMATION OF STATUTORY TRUST
                                       OF
                        PIONEER MUNICIPAL ADVANTAGE TRUST


         This Certificate of Amendment to the Certificate of Formation of Statutory Trust of Pioneer Municipal Advantage Trust (hereby renamed "Pioneer Municipal High Income Advantage Trust") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3810
(b)(1) et seq.) and sets forth the following:

        o FIRST: The name of the Trust is Pioneer Municipal Advantage Trust (hereby renamed "Pioneer Municipal High Income Advantage Trust")

        o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Municipal Advantage Trust" to "Pioneer Municipal High Income Advantage Trust."

        o THIRD: This amendment shall become effective immediately upon filing.


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         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 26th day of September, 2003.


                                                /s/ Osbert M. Hood
                                                ------------------
                                                Osbert M. Hood,
                                                as Trustee and not individually